SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant:  No.

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[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              HOME FEDERAL BANCORP
                (Name Of Registrant As Specified In Its Charter)

                              HOME FEDERAL BANCORP
                   (Name of Person(s) Filing Proxy Statement)

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                              [HOME FEDERAL LOGO]
                             222 West Second Street
                             Seymour, Indiana 47274
                                 (812) 522-1592

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                         To Be Held On October 28, 1997

     Notice is hereby given that the Annual Meeting of Shareholders of Home Federal Bancorp (the "Corporation") will be held at the Holiday Inn, 2025 East Tipton Street, Seymour, Indiana, on Tuesday, October 28, 1997, at 3:00 P.M., Eastern Standard time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of two directors of the Corporation for terms expiring in 2000.

     2. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on September 9, 1997, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended June 30, 1997, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                            By Order of the Board of Directors


                                            /s/ John K. Keach
                                            John K. Keach, Sr.,
                                            Chairman of the Board



Seymour, Indiana
September 25, 1997


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              HOME FEDERAL BANCORP
                             222 West Second Street
                             Seymour, Indiana 47274
                                 (812) 522-1592

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 28, 1997

     This Proxy Statement is being furnished to the holders of common stock, without par value ( "Common Stock"), of Home Federal Bancorp ("the Corporation"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held at 3:00 p.m., Eastern Standard Time, at the Holiday Inn, 2025 East Tipton Street, Seymour, Indiana, on October 28, 1997, and at any and all adjournments of such meeting. The principal asset of the Corporation consists of 100% of the issued and outstanding shares of Common Stock, $.01 par value per share, of Home Federal Savings Bank (the "Bank"), a federal savings bank based in Seymour, Indiana. This Proxy Statement is expected to be mailed to Shareholders on or about September 25, 1997.

      A Notice of Annual Meeting and form of proxy accompany this Proxy Statement. Any Shareholder giving a proxy has the right to revoke it, by delivering written notice to the Secretary of the Corporation, by filing a later proxy, or in person at the meeting, at any time before such proxy is exercised. All proxies will be voted in accordance with the directions of the Shareholder and, to the extent no directions are given, will be voted "for" item 1.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only Shareholders of record at the close of business on September 9, 1997 (the "Voting Record Date"), will be eligible to vote at the Annual Meeting or at any adjournment thereof. Such Shareholders are entitled to one vote for each share then held. As of that date, the Corporation had 3,396,989 shares of the Corporation's Common Stock issued and outstanding. As of December 6, 1996, the Corporation declared a 3 for 2 stock split of shares of Common Stock. All share and option price figures set forth in this Proxy Statement have been adjusted to reflect that split. A majority of the votes entitled to be cast, in person or by proxy, at the Annual Meeting is necessary for a quorum. In determining whether a quorum is present, Shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     Management knows of no person who held more than 5% of the outstanding shares of the Corporation's Common Stock on September 9, 1997, other than the following:

                                  Number of Shares
Name and Address of               of Common Stock            Percent of
     Beneficial Owner            Beneficially Owned           Class (1)
------------------------------------------------------------------------
Hart N. Hasten                      124,125(1)                 3.65%
   3901 West 86th Street
   Suite 470
   Indianapolis, IN  46268
Mark Hasten                         124,125(1)                 3.65%
   3901 West 86th Street
   Suite 470
   Indianapolis, IN  46268
Heartland Advisors, Inc.            193,500(2)                 5.70%
   790 North Milwaukee Street
   Milwaukee, WI  53202
Lawrence E. Hiler                   191,025(3)                 5.62%
   P.O. Box 148
   Walkerton, IN  46574
-------------------
Footnotes on following page.

     (1) The information in this chart is based on a Schedule 13D Report filed by the Shareholders with the Securities and Exchange Commission on September 20, 1994, but otherwise does not reflect any changes in those shareholdings which may have occurred since the date of such filing, except for changes resulting from the Corporation's stock splits. The Schedule 13D Report was filed on behalf of a Group consisting of Messrs. Hart N. Hasten and Mark Hasten. Together the members of the Group own 7.30% of the outstanding stock. However, each member of the Group disclaims beneficial ownership of the shares owned by the other. Mark and Hart Hasten are officers of Hasten Bancorp, a multi-bank holding company and of Harcourt Management Company, Inc., a closely held real estate investment company. In the Schedule 13D, Mark and Hart Hasten state that, subject to further investigation of the Corporation, they may seek control of the Corporation through the acquisition of additional shares of Common Stock of the Corporation or a possible business combination with the Corporation. There is no agreement between any member of the Group and the Corporation relating to such matters.

     (2) The information is based on a Schedule 13G Report filed by the Shareholder with the Securities and Exchange Commission on March 7, 1997, but otherwise does not reflect any changes in those shareholdings which may have occurred since the date of such filing. Heartland Advisors, Inc. is a registered investment advisor and the shares shown above are held in its investment advisory accounts, including Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company relating to more than 5% of the Corporation's outstanding shares.

     (3) The information is based on a Schedule 13D Report filed by the Shareholder with the Office of Thrift Supervision on July 26, 1991, but otherwise does not reflect any changes in those shareholdings which may have occurred since the date of such filing, except for changes resulting from the Corporation's stock splits.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Corporation's Board of Directors currently consists of seven members. The Corporation's By-laws provide that the directors shall be divided into three classes as nearly equal in number as possible. Directors of the Corporation are generally elected to serve for a three-year period or until their respective successors are elected and qualified. The two nominees for election as a director this year are Lewis W. Essex. and Harvard W. Nolting, Jr., each of whom currently serves as a director. Mssrs. Essex and Nolting each have been nominated to serve for a three-year term ending in 2000.

     The following table sets forth certain information regarding the nominees for election as a director and each director continuing in office after the Annual Meeting. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies as to which authorization is withheld) will be voted at the Annual Meeting for the election of the nominees identified below. If any nominee is unable or declines to serve (an event which the Board of Directors does not anticipate), the proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors if the Board elects to fill such nominee's position. The table also sets forth the number of shares of the Corporation's Common Stock beneficially owned by certain executive officers of the Corporation and by all directors and executive officers of the Corporation as a group. Mr. Keach, Jr. is the son of the Corporation's Chairman of the Board.

                                                                                              Shares of
                                                                                               Common
                                      Positions         Director     Director                   Stock
                                      Held With          of the       of the       Term     Beneficially   Percent
                                         the              Bank      Corporation     to        Owned on       of
Name                      Age        Corporation          Since        Since      Expire     9/9/97(1)     Class
----                      ---        -----------------  --------    -----------   ------     ----------    -----
Director Nominees
Lewis W. Essex            65          Director            1972         1990        2000        84,530(2)     2.48%
Harvard W. Nolting, Jr.   58          Director            1988         1990        2000        43,002(3)     1.26%
Directors Continuing
In Office
John T. Beatty            47          Director            1991         1992        1998        15,011(4)         *
Harold Force              46          Director            1991         1992        1998        15,161(5)         *
John K. Keach, Jr.        45        President and         1990         1990        1999        91,824(6)     2.68%
                                   Chief Executive
                                      Officer
John K. Keach, Sr.        70   Chairman of the Board      1954         1990        1998        96,303(7)     2.83%
David W. Laitinen, MD     45          Director            1990         1990        1999        39,416(8)     1.16%
Executive Officers
Gerald L. Armstrong       57       Executive Vice                                              56,021(9)     1.63%
                                 President and Chief
                                  Operating Officer
Lawrence E. Welker        50       Executive Vice                                             85,744(10)     2.50%
                                     President,
                                 Chief Financial
                                 Officer,  Treasurer
                                   and Secretary
All executive officers and
directors as a group (9 persons)                                                             527,012(11)    14.84%

-------------------
*Less than 1%.

(1) Includes shares beneficially owned by members of the immediate families of the directors or director nominees residing in their homes. Unless otherwise indicated, each nominee or director has sole investment and/or voting power with respect to the shares shown as beneficially owned by him.

(2) Includes 22,497 shares held by a trust of which Mr. Essex is a trustee and beneficiary, 6,237 shares subject to stock options granted under the Home Federal Bancorp 1993 Stock Option Plan (the "1993 Option Plan") or by the Corporation, and 29,362 shares owned by Mr. Essex's mother as to which Mr. Essex has a power of attorney.

(3) Includes 5,112 shares subject to stock options granted under the 1993 Stock Option Plan or by the Corporation.

(4) Includes 337 shares held jointly by Mr. Beatty and his wife and 12,987 shares subject to stock options granted under the 1993 Option Plan or by the Corporation.

(5) Includes 150 shares held jointly by Mr. Force and his wife, and 14,674 shares subject to stock options granted under the 1993 Option Plan or by the Corporation.

(6) Includes 45,725 shares held jointly by Mr. Keach and his wife, 3,819 shares held by his wife and children, 34,058 shares subject to stock options granted under the Home Federal Bancorp Stock Option Plan (the "Stock Option Plan"), the 1993 Option Plan and the Home Federal Bancorp 1995 Stock Option Plan (the "1995 Option Plan") and 8,222 whole shares allocated as of March 31, 1997, to Mr. Keach's account under the Home Federal Bancorp Employees Salary Savings Plan (the "401(k) Plan"). Does not include stock options for 32,654 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(7)  Includes 33,000 shares held jointly by Mr. Keach and his wife.

(8) Includes 15,297 shares held jointly by Dr. Laitinen and his wife, 16,195 shares held by Mrs. Laitinen for their minor children, and 7,924 shares subject to stock options granted under the 1993 Option Plan or by the Corporation.

(9) Includes 40,883 shares subject to stock options granted under the Stock Option Plan, the 1993 Option Plan and the 1995 Option Plan, and 6,515 whole shares allocated as of March 31, 1997, to Mr. Armstrong's account under the 401(k) Plan. Does not include stock options for 17,654 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(10) Includes 46,950 shares held jointly by Mr. Welker and his wife, 975 shares held by Mrs. Welker for their minor children, 32,183 shares subject to stock options granted under the Stock Option Plan, the 1993 Option Plan and the 1995 Option Plan, and 5,636 whole shares allocated as of March 31, 1997, to Mr. Welker's account under the 401(k) Plan. Does not include stock options for 17,654 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(11) Includes 154,058 shares subject to stock options granted under the Stock Option Plan, the 1993 Option Plan and the 1995 Option Plan, and outside of those plans, and 20,373 whole shares allocated as of March 31, 1997, to the accounts of participants in the 401(k) Plan. Does not include stock options for 67,962 shares which are not exercisable within a period of 60 days following the Voting Record Date.

     The business experience of each of the above directors and director nominees for at least the past five years is as follows:

     John T. Beatty is President and Treasurer of Beatty Insurance, Inc.

     Lewis W. Essex retired from his position as Chief Executive Officer of Essex Castings, Inc. on January 1, 1996.

     Harold Force has been President of Force Construction Company, Inc. since 1976.

     John K. Keach, Sr. has been employed by the Bank since 1950. He served in various positions until 1974, at which time be became President and Chief Executive Officer. He was elected as Chairman of the Board in 1986. He resigned as President, remaining Chief Executive Officer, in 1988. He resigned as Chief Executive Officer as of July 1, 1994.

     John K. Keach, Jr. has been employed by the Bank since 1974. In 1985, he was elected Senior Vice President - Financial Services, in 1987 he became Executive Vice President, and in 1988 he became President and Chief Operating Officer. In 1994, he became President and Chief Executive Officer.

     David W. Laitinen, MD has been an orthopedic surgeon in Seymour, Indiana since 1983.

     Harvard W. Nolting, Jr. was a co-owner of Nolting Foods, Inc. (grocery chain) for over 30 years before his retirement in 1994.

     Directors will be elected upon receipt of a plurality of votes cast at the Annual Meeting. Plurality means that individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be chosen at the meeting. Abstentions, broker non-votes, and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

Meetings and Committees of the Board of Directors of the Corporation

     The Board of Directors meetings are generally held on a monthly basis. The Board of Directors held a total of 12 meetings during the fiscal year ended June 30, 1997. No incumbent director attended fewer than 75% of the sum of the meetings of the Board of Directors held while he served as a director and the meetings of committees on which he served.

     The Audit Committee, comprised of Messrs. Essex (Chairman), Beatty, Force, and Nolting, Jr., recommends the appointment of the Corporation's independent accountants in connection with its annual audit, and meets with them to outline the scope and review the results of such audit. That committee met four times during the Corporation's fiscal year ended June 30, 1997.

     The Board of Directors of the Corporation has a Compensation Committee, the members of which are Messrs. Nolting, Jr. (Chairman), Keach, Sr., Laitinen and Keach, Jr., which reviews payroll costs and salary recommendations and sets salary guidelines. During the fiscal year ended June 30, 1997, the Compensation Committee met two times.

     The Corporation's Stock Option Committee administers the Stock Option Plan, the 1993 Option Plan, and the 1995 Option Plan. It met one time during the fiscal year ended June 30, 1997. Its members are all of the directors except Messrs. Keach, Sr. and Keach, Jr.

     The Corporation's Nominating Committee nominated the slate of directors set forth in the Proxy Statement. The Nominating Committee held one meeting during the fiscal year ended June 30, 1997. The members of the Nominating Committee for the 1997 Annual Meeting were Messrs. Beatty (Chairman), Force and Laitinen. The Nominating Committee will consider the nomination of any Shareholder of the Corporation entitled to vote for the election of directors at the meeting who has given timely notice in writing to the Secretary of the Corporation as provided in the Corporation's By-laws. To be timely, a Shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days prior to the meeting, unless less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders (which notice or public disclosure shall include the date of the annual meeting specified in publicly-available By-laws, if the annual meeting is held on such date), in which case the notice by a Shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Management Remuneration and Related Transactions

     Joint Report of the Compensation Committee and the Stock Option Committee

     The Compensation Committee of the Board of Directors was comprised during fiscal 1997 of Messrs. Nolting, Jr. (Chairman), Keach, Sr., Laitinen and Keach, Jr. The Committee reviews payroll costs, establishes policies and objectives relating to compensation, and approves the salaries of all employees, including executive officers. All decisions by the Compensation Committee relating to salaries of the Corporation's executive officers are approved by the full Board of Directors. In fiscal 1997, there were no modifications to Compensation Committee actions and recommendations made by the full Board of Directors. In approving the salaries of executive officers, the Committee has access to and reviews compensation data for comparable financial institutions in the Midwest. Moreover, from time to time the Compensation Committee reviews information provided to it by independent compensation consultants in making its decisions.

     The Corporation's Stock Option Committee administers the Stock Option Plan, the 1993 Option Plan, and the 1995 Option Plan. Its members are all of the Corporation's outside directors.

     The objectives of the Compensation Committee and the Stock Option Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to the Corporation's long-term success;

     (2) reward   executive   officers  based  upon  their  ability  to  achieve
         short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of Shareholders by granting stock options which will become more valuable to the executives as the value of the Corporation's shares increases.

     At present, the Corporation's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive bonuses in the form of stock options. Reasonable base salaries are awarded based on salaries paid by comparable financial institutions, particularly in the Midwest, and individual performance. The annual incentive bonuses are tied to the
Corporation's   performance  in  the  areas  of  growth,  profit,  quality,  and productivity for the current fiscal year, and stock options have a direct relation to the long-term enhancement of Shareholder value. In years in which the performance goals of the Corporation are met or exceeded, executive compensation tends to be higher than in years in which performance is below expectations.

     Base Salary. Base salary levels of the Corporation's executive officers are intended to be comparable to those offered by similar financial institutions in the Midwest. In determining base salaries, the Compensation Committee also takes into account individual experience and performance.

     Mr. Keach, Jr. was the Corporation's Chief Executive Officer throughout fiscal 1997. Mr. Keach, Jr.'s salary was increased from $187,014 in fiscal 1996 to $205,189 in fiscal year 1997. In recommending this increase, the Compensation Committee considered the Corporation's financial performance for the prior fiscal year.

     Annual Incentive Bonuses. Under the Corporation's Annual Incentive Plan, all employees of the Corporation receive a cash bonus for any fiscal year in which the Corporation achieves certain goals in the areas of growth, profit, quality and productivity established by the Board of Directors. Individual bonuses are equal to a percentage of the employee's base salary, which percentage varies with the extent to which the Corporation exceeds these goals for the fiscal year.

     The Corporation believes that this program provides an excellent link between the value created for Shareholders and the incentives paid to executives, since executives receive no bonuses unless the above-mentioned goals are achieved and since the level of those bonuses will increase with greater achievement of those goals.

     Mr. Keach, Jr.'s bonus for fiscal 1997 was $42,525 compared to $46,620 for fiscal 1996.

     Stock Options. The Stock Option Plan, the 1993 Option Plan, and the 1995 Option Plan are the Corporation's long-term incentive plans for executive officers and other key employees. These plans align executive and Shareholder long-term interests by creating a strong and direct link between executive pay and Shareholder return, and enable executives to acquire a significant ownership position in the Corporation's Common Stock. Stock options are granted at the prevailing market price and will only have a value to the executives if the stock price increases. The Stock Option Committee determines the number of option grants to be made to executive officers based on the practices of comparable financial institutions as well as the executive's level of responsibility and contributions to the Corporation.

     Mr. Keach, Jr. received a grant of stock options for 22,500 shares of Common Stock during fiscal year 1997. See "Management Remuneration and Related Transactions-- Stock Options."

     The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and the interests of the Corporation's Shareholders. As performance goals are met or exceeded, most probably resulting in increased value to Shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 1997 for executives and for the chief executive officer adequately reflect the Corporation's compensation goals and policies.

     Compensation Committee Members          Stock Option Committee Members
     ------------------------------          ------------------------------
         Harvard W. Nolting, Jr.                   John T. Beatty
         John K. Keach, Sr.                        Lewis W. Essex
         John K. Keach, Jr.                        Harold Force
         David W. Laitinen                         David W. Laitinen
                                                   Harvard W. Nolting, Jr.

     Remuneration of Named Executive Officers
     ----------------------------------------
     During the last three fiscal years, no cash compensation was paid directly by the Corporation to any of its executive officers. Each of such officers was compensated by the Bank.

     The following table sets forth information as to annual, long-term and other compensation for services in all capabilities to the Corporation and its subsidiaries for each of the Corporation's last three fiscal years of (i) the individual who served as chief executive officer of the Corporation during the fiscal year ended June 30, 1997, and (ii) each executive officer of the
Corporation  serving  as such  during the 1997  fiscal  year,  who  earned  over
$100,000  in  salary  and  bonuses  during  that  year  (the  "Named   Executive
Officers").
                           Summary Compensation Table
                           --------------------------

                                                                                          Long Term Compensation
                                                                                        --------------------------
                                                 Annual  Compensation                            Awards
                                       -------------------------------------------      --------------------------
Name and Principal                                                    Other Annual      Restricted      Securities     All Other
Position During Last        Fiscal                                    Compensation         Stock        Underlying   Compensation
Fiscal Year                  Year      Salary($)(1)    Bonus($)(2)       ($)(3)          Awards($)      Options(#)      ($)(4)
---------------------------------------------------------------------------------------------------------------------------------
John K. Keach, Jr.           1997        $205,189        $42,525           --               --          22,500         $2,714
   President and Chief       1996        $187,014        $46,620           --               --              --         $2,537
   Executive Officer         1995        $156,550        $32,500           --               --          15,000         $3,798
   and Director

Gerald L. Armstrong          1997        $126,447        $21,525           --               --          15,000         $2,745
   Executive Vice            1996        $120,473        $24,570           --               --              --         $2,590
   President and Chief       1995        $ 97,694        $16,575           --               --           7,500         $2,802
   Operating Officer

Lawrence E. Welker           1997        $115,360        $20,188           --               --          15,000         $2,122
   Executive Vice President  1996        $106,500        $22,365           --               --              --         $1,946
   Chief Financial Officer,  1995        $ 88,462        $14,625           --               --           7,500         $1,765
   Treasurer and Secretary

(1) Includes amounts deferred by the Corporation's executive officers pursuant to ss.401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), under the 401(k) Plan.

(2)  The bonus amounts were paid under the Bank's Annual Incentive Plan.

(3)  Each  Named  Executive   Officer  of  the  Corporation   receives   certain
     perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(4) Includes the Bank's contributions on behalf of the Named Executive Officers to the 401(k) Plan.

     Stock Options
     -------------
     The following table sets forth information related to options granted during fiscal year 1997 to the Named Executive Officers.

                                     Option Grants - Last Fiscal Year
                                             Individual Grants
                                                % of Total
                                              Options Granted        Exercise or
                            Options            to Employees           Base Price            Expiration
     Name                Granted(#)(1)        In Fiscal Year         ($/Share)(2)             Date(3)
-----------------------------------------------------------------------------------------------------
John K. Keach, Jr.           22,500                15.4%               $24.375               12/26/06
Gerald L. Armstrong          15,000                10.3%               $24.375               12/26/06
Lawrence E. Welker           15,000                10.3%               $24.375               12/26/06

Footnotes on following page.

(1)  Options to acquire shares of the Holding Company's Common Stock.

(2) The option exercise price may be paid in cash or with the approval of the Stock Option Committee in shares of Holding Company Common Stock or a combination thereof. The option exercise price equaled the market value of a share of the Holding Company Common Stock on the date of grant.

(3) Mr. Keach's option becomes exercisable as to 1,574 shares on Janury 1, 1999, as to 4,102 shares on the first days of 2000, 2001, 2002, 2003, and
     2004, and as to 416 shares on January 1, 2005. Mr. Armstrong's and Mr. Welkers's options become exercisable as to 2,369 shares on January 1, 1998, as to 4,102 shares on the first days of 1999, 2000 and 2001, and as to 325 shares on January 1, 2002.

     The following table includes information relating to option exercises by the Named Executive Officers during fiscal 1997 and the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of June 30, 1997. Also reported are the values for "in-the-money" options (options whose exercisable price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock.

               Aggregate Option Exercises in Last Fiscal Year and
        Outstanding Stock Option Grants And Value Realized As Of 6/30/97
        ----------------------------------------------------------------

                                                                                                Value of
                                                                   Number of                  In-the-Money
                                                             Securities Underlying               Options
                                                              Unexercised Options            at Fiscal Year
                                                             at Fiscal Year End(#)             End($)(1)
                              Shares                      ---------------------------   -----------------------------
                            Acquired on       Value
     Name                  Exercise (#)    Realized($)    Exercisable   Unexercisable   Exercisable     Unexercisable
     ----                  ------------    -----------    -----------   -------------   -----------     -------------
John K. Keach, Jr.             3,750          $96,638       34,058          32,654       $530,863       $224,632
Gerald L. Armstrong            3,000          $65,258       40,883          17,654       $682,038       $ 97,469
Lawrence E. Welker                            $   ---       32,183          17,654       $481,373       $ 97,469

(1) Amounts reflecting gains on outstanding in-the-money options are based on the June 30, 1997, average between the high and low prices for the stock, which was $28.625.

     Employment Agreements
     ---------------------
     The Bank has three-year employment contracts with the following executive officers: Lawrence E. Welker, John K. Keach, Jr. and Gerald Armstrong (collectively, the "Employees"). The Corporation has guaranteed the Bank's obligations under these contracts. The contracts can be extended annually for additional one-year terms to maintain a three-year term unless notice is properly given by either party to the contract, and have been so extended. The Employees receive their current salary, which salary is subject to increases approved by the Board of Directors. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to Bank employees. The Employees may terminate their employment upon 30 days' written notice to the Bank. The Bank may discharge the Employees for "cause" (generally, dishonesty, incompetence, forms of misconduct, or certain legal violations) at any time or in certain events specified by Office of Thrift Supervision regulations. Upon termination of an Employee's employment by the Bank for other than cause or in the event of termination by an Employee for "cause" (generally, material changes in duties or authority or breaches by the Bank of the contract), that Employee will receive his base compensation under the contract (a) for an additional three years (or the remaining term of the contract, if shorter) if the termination follows a change of control not approved in advance by the Board of Directors (generally, material changes in the owners of shares of the Bank or in the composition of its Board of Directors), or (b) for an additional one year (or the remaining term of the contract, if shorter) if the termination does not follow a change of control. In addition, during such period, the Employee will continue to participate in the Bank's group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the Employee will have the right to cause the Bank to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. If the payments provided for in the employment agreement together with any other payments made to an Employee by the Bank are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause the Bank to lose a tax deduction for such payments under those rules. The cash compensation which would be paid under these contracts to the three Named Executive Officers if the contracts were terminated as of the date hereof after a change of control for other than cause by the Bank or for cause by the Employees, would be the following:

          Named Executive Officer                    Cash Compensation
          -----------------------                    -----------------
           John K. Keach, Jr.                           $630,000
           Gerald L. Armstrong                          $378,000
           Lawrence E. Welker                           $356,160

     The employment contracts provide the Bank protection of its confidential business information and protection from competition by the Employees should any of them voluntarily terminate his employment without cause or be terminated by the Bank for cause.

     The existence of these contracts may make a merger, other business combination or change of control of the Bank more difficult or less likely. This is because, unless the Employees are allowed to maintain their positions and authority with the Bank, they will be entitled to payments which in the aggregate may be deemed to be substantial. However, the employment contracts provide security to the Employees, and the Board of Directors believes that it will encourage their objective evaluation of opportunities for mergers, other business combinations or other transactions involving a change of control of the Corporation or the Bank since they will be in a position to evaluate such transactions without significant concerns about the manner in which such transactions will affect their financial security.

     Compensation of Directors
     -------------------------
     Monthly Fee. Directors of the Corporation are not currently paid director's fees. Each director of the Bank receives a monthly fee of $1,542. If a director misses more than three consecutive meetings, he is removed from the Board. The members of Board committees are not paid a separate fee for attending committee meetings.

     Stock Options to Outside Directors. On October 22, 1996, the Corporation's five outside directors received automatically under the 1993 Option Plan a non-qualified stock option to purchase 954 shares of the Corporation's Common Stock for $20.34 per share.

     The options are exercisable in whole or in part at any time from and after six months following their grant until ten years and one day following their grant, except that such options will terminate, if not previously exercised, six months after the optionholders cease to be directors of the Corporation for any reason other than death. If the optionholder dies while a director of the Corporation or within six months after he ceases to be a director, the option may be exercised by his executor, administrator or estate beneficiaries within one year following the date of his death but not later than the last day of the option term.

     The options are nontransferable other than by will or the laws of descent and distribution and must be exercised by delivering a cash payment equal to the exercise price to the Corporation.

     Deferred Compensation for Outside Directors. The Bank entered into deferred compensation agreements with the five outside directors. Under these agreements, each outside director deferred all or part of his monthly fee during a period of five years from June, 1992, to May, 1997, and will subsequently receive deferred compensation after he reaches his normal retirement date (as outlined below) or upon his death. The annual deferred compensation benefits payable to each of the outside directors is as follows:
                                                          Amount of Annual
                  Name of Individual                    Deferred Compensation
                  -----------------------               ---------------------
                  David W. Laitinen                            $91,231
                  Harold Force                                 $79,757
                  John T. Beatty                               $65,239
                  Harvard W. Nolting, Jr.                      $32,357
                  Lewis W. Essex                               $28,320

     The normal retirement date for Messrs. Beatty, Force, and Laitinen is the first day of the month following the date on which they reach 60, for Mr. Nolting is the first day of the month following the date on which he reaches 65, and for Mr. Essex is the first day of the month following the date on which he reaches 70. The deferred compensation is payable to Messrs. Beatty, Force, Laitinen and Nolting for a period of 15 years and is payable to Mr. Essex for a period of 10 years.

     Directors Emeritus Benefits
     ---------------------------
     Effective April 1, 1992, in consideration of a director serving as Director Emeritus, any Director Emeritus is paid for each meeting attended, an amount equal to 3/4 of the monthly fee paid to directors at the time of his retirement from the Board.

     Pension Plan
     ------------
     The Bank's employees are included in a pension plan administered by Pentegra Group. Separate actuarial valuations are not made for individual members of the plan. The Bank's employees are eligible to participate in the plan once they have completed one year of service for the Bank and have attained the age of 21 years.

     The plan provides for monthly retirement benefits determined on the basis of the employee's years of service and the employee's average base salary for the five consecutive years of his employment producing the highest average. Early retirement, disability, and death benefits are also payable under the plan, depending upon the participant's age and years of service. During fiscal 1997, the Bank made a contribution to the pension plan in the amount of $197,691.

     The following table indicates the annual retirement benefit that would be payable under the plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service.

     Highest Five-Year
      Average Annual                   Years of Benefit Service
       Compensation        10          20        30         40        50
----------------------------------------------------------------------------
       $100,000          $19,300    $38,500   $ 57,800   $ 77,400   $ 97,400
       $120,000          $23,300    $46,500   $ 69,800   $ 93,400   $117,400
       $140,000          $27,300    $54,500   $ 81,800   $109,400   $137,400
       $160,000          $31,300    $62,500   $ 93,800   $125,400   $157,400
       $180,000          $35,300    $70,500   $105,800   $141,400   $177,400
       $200,000          $39,300    $78,500   $117,800   $157,400   $197,400
       $220,000          $43,300    $86,500   $129,800   $173,400   $217,400
       $240,000          $47,300    $94,500   $141,802   $189,400   $237,400

Benefits are currently subject to maximum Code limitations of $125,000 per year. The years of service credited under the pension plan as of June 30, 1997, to the Named Executive Officers are as follows:

             Name of Executive Officer                  Years of Service
             -------------------------                  ----------------
                John K. Keach, Jr.                             23
                Gerald L. Armstrong                             4
                Lawrence E. Welker                             18

     The compensation covered by the pension plan for purposes of computing their benefits is the equivalent of the compensation set forth in the salary column in the chart on page 7.

     Supplemental Retirement Income and Deferred Compensation Program
     ----------------------------------------------------------------
     The Bank has entered into either supplemental retirement agreements or deferred compensation agreements with its executive officers and with eight of its other employees deemed by the management of the Bank to be key employees. These agreements provide the key employees of the Bank with supplemental retirement benefits after the employee reaches his normal retirement date, upon earlier termination of his employment, unless such termination is for cause, or upon his death. The normal retirement date for John Keach, Jr. and Lawrence E. Welker is the first day of the month coincident with his attainment of age 60, and for Gerald Armstrong is the first day of the month coincident with his attainment of age 65. The annual benefits are payable to those persons for a period of 15 years.

     The annual benefits for the Named Executive Officers are equal to the amounts specified below:

             Name of Executive Officer              Amount of Annual Benefit
             -------------------------              ------------------------
              John K. Keach, Jr.                              $82,664
              Gerald L. Armstrong                             $67,343
              Lawrence E. Welker                              $58,649

     The agreements provide reduced annual benefits for the executive officers electing early retirement. If the executive officer leaves before early retirement, the annual benefits are further reduced, and such reduction is dependent on his years of service with the Bank, completed after the date the agreements were executed. In the event of a change of control of the Bank, the reductions described above are somewhat decreased. While the benefits are paid from the general assets of the Bank, the Bank has secured key person life insurance in order to provide the Bank with the funds necessary to provide the benefits described above. Under the supplemental retirement agreements, if an executive officer or employee is terminated for cause, all benefits under his agreement are forfeited.

     Performance Graph
     -----------------
     The following graph shows the performance of the Corporation's Common Stock since June 30, 1992, in comparison to the NASDAQ Stock Market - U.S. Index and the NASDAQ Bank Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG HOME FEDERAL BANCORP, THE NASDAQ STOCK MARKET (U.S.) INDEX
                            AND THE NASDAQ BANK INDEX

                                [GRAPH OMITTED]


                              6/92    6/93   9/94   6/95   6/96   6/97
                              ----    ----   ----   ----   ----   ----
HOME FEDERAL BANCORP           100     201    202    248    279    467
NASDAQ Stock Market (U.S.)     100     126    127    164    213    265
NASDAQ Bank                    100     127    145    169    218    333

*    $100 INVESTED ON 6/30/92 IN STOCK OR INDEX -
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING JUNE 30.

     Transactions With Certain Related Persons
     -----------------------------------------
     The Bank has followed the policy of offering to its directors, officers and employees and their associates, real estate mortgage loans for the financing of their principal residences; consumer loans; and, in certain cases, commercial loans. These loans are made in the ordinary course of business on substantially the same terms and collateral as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

     Compensation Committee Interlocks and Insider Participation
     -----------------------------------------------------------
     The members of the Corporation's Compensation Committee are Messrs. Nolting, Jr. (Chairman), Keach, Sr., Laitinen and Keach, Jr. Messrs. Keach, Sr. and Keach, Jr. are each officers of the Corporation. All of the outside directors of the Corporation are members of the Stock Option Committee.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires that the Corporation's officers and directors and persons who own more than 10% of the Corporation's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% Shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the fiscal year ended June 30, 1997, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were complied with.

                                   ACCOUNTANTS

     The firm of Deloitte & Touche has been selected as the Corporation's principal independent accountant for the current fiscal year. Deloitte & Touche has served as auditors for the Corporation since 1984. It is expected that representatives of the firm will be present at the Annual Meeting to make any statements they desire to make and to answer questions directed to them.

                              SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the next Annual Meeting to be held in October, 1998, must be received by the Corporation at its principal executive offices for inclusion in the Proxy Statement and form of proxy relating to that meeting no later than 120 days in advance of September 25, 1998. Any such proposals should be sent to the attention of the Secretary of the Corporation, 222 West Second Street, P.O. Box 648, Seymour, Indiana 47274-0648. Those proposals must also satisfy certain requirements specified in the Corporation's By-laws.

                                     GENERAL

     The Board of Directors knows of no matters which are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the proxies will be voted, with respect to them, in accordance with the recommendations of the Board of Directors.

     The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to solicitations by mail, some of the officers and regular employees of the Corporation, who will receive no special compensation therefor, may solicit proxies by telephone, telegraph or personal visits, and the cost of such additional solicitation, if any, will be borne by the Corporation.

     Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Corporation, the Corporation relies upon information furnished by others for the accuracy and completeness thereof.

                                            By Order of the Board of Directors


                                            /s/ John K. Keach
                                            John K. Keach, Sr.,
                                            Chairman of the Board

September 25, 1997

                                 REVOCABLE PROXY
                              HOME FEDERAL BANCORP
                         Annual Meeting of Shareholders
                                October 28, 1997

     The undersigned hereby appoints Gerald L. Armstrong and Lawrence E. Welker, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Home Federal Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Holiday Inn, Seymour, Indiana, on Tuesday, October 28, 1997, at 3:00 P.M., and at any and all adjournments thereof, as follows:

1. The election as directors of all nominees listed below for three year terms, except as marked to the contrary.

                 [ ]  FOR                             [ ]   VOTE WITHHELD

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

              Lewis W. Essex                         Harvard W. Nolting, Jr.
                           (each for a three year term)

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

 The Board of Directors recommends a vote "FOR" each of the listed propositions.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This proxy may be revoked at any time prior to the voting thereof.

     The undersigned acknowledges receipt from Home Federal, prior to the execution of this proxy, of a notice of the Meeting, a proxy statement and an Annual Report to shareholders.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                        Date _____________________________, 1997


                                        ----------------------------------------
                                               Print Name of Shareholder


                                        ----------------------------------------
                                                Signature of Shareholder


                                        ----------------------------------------
                                               Print Name of Shareholder


                                        ----------------------------------------
                                                Signature of Shareholder


                                        Please sign as your name  appears on the
                                        envelope  in which this card was mailed.
                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please give your full title. If shares are held jointly, each holder should sign.

                 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.